QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in (i) Registration Statement No. 333-181657 on Form S-3 and (ii) Registration Statement Nos. 333-61734, 333-107824, 333-124725, 333-146531, 333- 167720, 333-182320 and 333-196904 on Forms S-8 and of our reports dated April 23, 2015, relating to the financial statements and financial statement schedule of Rite Aid Corporation and subsidiaries, and the effectiveness of Rite Aid Corporation and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Rite Aid Corporation for the year ended February 28, 2015.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
April 23, 2015

QuickLinks

  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM